UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On February 9, 2011, Orexigen® Therapeutics, Inc. (the “Company” or “Orexigen”) implemented a corporate realignment of the Company’s workforce, resulting in a reduction in staff of approximately 40%, or 23 employees. The Company took these steps due to the Complete Response Letter it received from the U.S. Food and Drug Administration (“FDA”) on January 31, 2011 regarding the New Drug Application (“NDA”) for Contrave®, the Company’s lead product candidate for the treatment of obesity. The Company is in the process of updating its corporate strategy following the receipt of the Complete Response Letter. As part of this process, the Company decided to implement this workforce reduction in an effort to organize around the near-term activities the Company intends to conduct as well as reduce its cash expenditures.

The Company expects to incur restructuring charges in the first quarter of 2011 of approximately $2.6 million in connection with one-time employee termination costs, including severance and other benefits. Substantially all of these charges are expected to represent cash expenditures. The Company expects this workforce reduction to reduce annualized cash expenditures by approximately $5.0 million.

The estimates of costs and savings that Orexigen expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ.

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Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding the future activities the Company intends to conduct and the amount of expected restructuring charges and decrease in annualized cash expenditures. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the impact of the workforce reduction on Orexigen’s business, the unanticipated charges and expenses not currently contemplated that may occur as a result of the workforce reduction, and the risk that Orexigen may not realize the benefits expected from such workforce reduction; the uncertainty of the FDA approval process and other regulatory requirements; Orexigen’s ability to conduct a preapproval cardiovascular outcomes trial; Orexigen’s ability to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to retain key personnel; Orexigen’s ability to maintain sufficient capital; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: February 9, 2011	By:	/s/ Michael A. Narachi
	Name:	Michael A. Narachi
	Title:	President and Chief Executive Officer